Exhibit 99.1

Cabaletta Bio to Present at the American Society of Gene and Cell Therapy 26th Annual Meeting

PHILADELPHIA, May 2, 2023 — Cabaletta Bio, Inc. (Nasdaq: CABA), a clinical-stage biotechnology company focused on developing and launching the first curative targeted cell therapies for patients with autoimmune diseases, today announced that Samik Basu, M.D., Chief Scientific Officer at Cabaletta Bio, will deliver an invited, oral presentation titled “CD 19 CAR T-cells for SLE” as part of the session titled “Immune Effector Cells: 2023 and Beyond!” on Tuesday, May 16, 2023, at 11:05 a.m. PT at the upcoming American Society of Gene and Cell Therapy (ASGCT) 26th Annual Meeting, which is being held at the Los Angeles Convention Center in Los Angeles, CA from May 16-20, 2023. In addition, new preclinical data for CABA-201, a 4-1BB-containing fully human CD19-CAR T cell investigational therapy, and updated clinical and translational data from the ongoing DesCAARTes™ trial for DSG3-CAART in adults with mucosal-dominant pemphigus vulgaris (mPV) will be presented in poster presentations.

Details of the poster presentations are as follows:

Title: Preclinical Specificity and Activity of CABA-201, a Fully Human 4-1BB Containing CD19 CAR T Therapy for Treatment-Resistant Autoimmune Disease

Abstract Number: 1418

Date and Time: Friday, May 19, 2023, 12:00 p.m. – 2:00 p.m. PT

Presenter: Jinmin Lee, Ph.D., Associate Director, Preclinical Research and Jason Peng, Ph.D., Senior Scientist at Cabaletta Bio

Title: Correlative Findings Following DSG3-CAART Infusion with and without Combination Preconditioning Therapy in Patients with Pemphigus Vulgaris (DesCAARTes™ Study)

Abstract Number: 1138

Date and Time: Thursday, May 18, 2023, 12:00 p.m. – 2:00 p.m. PT

Presenter: Jenell Volkov, Ph.D., Director, Translational Medicine and Daniel Nunez, Ph.D., Associate Director, Computational Biology at Cabaletta Bio

Additional information, including the accepted abstracts, can be accessed on the ASGCT website. Presentation materials will be made available on the Posters & Publications section of the Company’s website following the event.

About CAR T Cell Therapy

Chimeric Antigen Receptor (CAR) T cells are designed to achieve transient depletion of all B cells following a single treatment by using T cells engineered to express an antibody fragment that recognizes a B cell receptor expressed on the surface of all B cells, which is designed to allow for the complete elimination of B cells that contribute to disease with subsequent repopulation by healthy naïve B cells. This approach offers the potential for durable and complete clinical responses through an immune system reset without the need for chronic immunosuppression in patients with autoimmune diseases.

About CAAR T Cell Therapy

Chimeric AutoAntibody Receptor (CAAR) T cells are designed to selectively bind and eliminate only disease-causing B cells, while sparing the normal B cells that are essential for human health. CAAR T cells are based on the chimeric antigen receptor (CAR) T cell technology. While CAR T cells typically contain a CD 19-targeting molecule, CAAR T cells express an autoantibody-targeted antigen on their surface. The co-stimulatory domain and the signaling domain of both a CAR T cell and a CAAR T cell carry out the same activation and cytotoxic functions. Thus, Cabaletta’s CAARs are designed to direct the patient’s T cells to kill only the pathogenic cells that express disease-causing autoantibodies on their surface, potentially leading to complete and durable remission of disease while sparing all other B cell populations that provide beneficial immunity from infection.

About Cabaletta Bio

Cabaletta Bio (Nasdaq: CABA) is a clinical-stage biotechnology company focused on the discovery and development of engineered T cell therapies that have the potential to provide a deep and durable, perhaps curative, treatment for patients with autoimmune diseases. The CABA™ platform encompasses two strategies: the CARTA (Chimeric Antigen Receptor T cells for Autoimmunity) strategy, with CABA-201, a 4-1BB-containing fully human CD19-CAR T, as the lead product candidate being evaluated in lupus nephritis and systemic lupus erythematosus without renal involvement, and the CAART (Chimeric AutoAntibody Receptor T cells) strategy, with multiple clinical-stage candidates, including DSG3-CAART for mucosal pemphigus vulgaris and MuSK-CAART for MuSK myasthenia gravis. The expanding CABA™ platform may offer potentially curative therapies for patients with a broad range of autoimmune diseases. Cabaletta Bio’s headquarters and labs are located in Philadelphia, PA.

Forward-Looking Statements

This press release contains “forward-looking statements” of Cabaletta Bio within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including without limitation, express or implied statements regarding expectations regarding: Cabaletta’s ability to grow its autoimmune-focused pipeline; the significance of preclinical data on CABA-201 and clinical and translational data on DSG3-CAART, including potential therapeutic benefits; the Company’s business plans and objectives, including clinical development plans and anticipated regulatory interactions; Cabaletta Bio’s expectations around the potential success and therapeutic benefits of CABA-201, DSG3-CAART, and MuSK-CAART, including its belief that its candidates may enable an “immune system reset” and provide deep and durable responses for patients with autoimmune diseases; and the ability to accelerate Cabaletta’s pipeline and develop meaningful therapies for patients.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that signs of biologic activity or persistence may not inform long-term results; Cabaletta’s ability to demonstrate sufficient evidence of safety, efficacy and tolerability in its preclinical studies and clinical trials of DSG3-CAART, MuSK-CAART and CABA-201; the risk that the results observed with the similarly-designed construct employed in the recent Nature Medicine publication are not indicative of the results we seek to achieve with CABA-201; risks related to clinical trial site activation or enrollment rates that are lower than expected; risks related to unexpected safety or efficacy data observed during clinical studies; risks related to volatile market and economic conditions; risks related to the impact of public health epidemics affecting countries or regions in which Cabaletta has operations or does business, such as COVID-19; Cabaletta’s ability to retain and recognize the intended incentives conferred by Orphan Drug Designation and Fast Track Designation for its product candidates, as applicable; risks related to Cabaletta’s ability to protect and maintain its intellectual property position; risks related to fostering and maintaining successful relationships with Cabaletta’s collaboration and manufacturing partners; uncertainties related to the initiation and conduct of studies and other development requirements for its product candidates; the risk that any one or more of Cabaletta’s product candidates will not be successfully developed and/or commercialized; and the risk that the initial or interim results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Cabaletta’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Cabaletta’s most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in Cabaletta’s other and subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Cabaletta undertakes no duty to update this information unless required by law.

Contacts:

Anup Marda

Chief Financial Officer

investors@cabalettabio.com

Sarah McCabe

Stern Investor Relations, Inc.

212-362-1200

sarah.mccabe@sternir.com